Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference to the Registration Statement on Form S-8 of Union Community Bancorp (the "Company"), File Number 000-23543, of our report dated January 21, 2000 on the consolidated financial statements of the Company which report is incorporated by reference in the Company's Annual Report on Form 10-K for the three years ended December 31, 1999 filed pursuant to the Securities and Exchange Act of 1934.

/s/ Olive LLP
Olive LLP


Indianapolis, Indiana
March 28, 2000